UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2016

Sucampo Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33609	30-0520478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 King Farm Boulevard, Suite 550

Rockville, MD 20850

(Address of principal executive offices, including zip code)

(301) 961-3400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On January 9, 2016, Sucampo Pharmaceuticals, Inc. (“we”) entered into a strategic alliance for the development and commercialization of CPP-1X/sulindac combination with Cancer Prevention Pharmaceuticals, Inc. (“CPP”). Pursuant to the terms of a Securities Purchase Agreement, dated January 9, 2016, Sucampo AG, our wholly-owned Swiss subsidiary, made a loan to CPP evidenced by a promissory note in the aggregate principal amount of $5,000,000 (the “Note”). The Note bears interest at the rate of 5.0% per annum and matures on January 31, 2019 unless earlier converted or prepaid. The Note is automatically convertible into shares of capital stock of CPP in the event CPP consummates a firm commitment underwritten public offering of its common stock or a private placement of debt, equity, preferred or convertible securities with aggregate gross proceeds of at least $10.0 million, excluding any investment by us in such offering (such a transaction, a “Qualified Financing”). Upon a Qualified Financing, the outstanding principal amount and accrued and unpaid interest on the Note will automatically convert at a discount of 10% or 20%, as specified in the Note, below the lowest issuance price of the securities in the Qualified Financing and will convert into the same securities issued in such Qualified Financing. If a Qualified Financing or a Sale (as defined below) does not occur before the maturity date of the Note, then, at our election, we can convert the outstanding principal amount and accrued and unpaid interest on the Note upon 10 business days’ notice into common stock of CPP at a conversion rate equal to the price per share set forth in the Company’s most recent 409A valuation. In addition, in the event of the sale of all or substantially all of CPP’s assets or CPP’s consolidation or merger (a “Sale”) prior to the maturity date of the Note or the consummation of a Qualified Financing, we can convert the outstanding principal amount and accrued and unpaid interest on the Note, at our election, into shares of CPP’s common stock at a conversion rate equal to the lowest price per share of the Company’s most recent financing.

Pursuant to the Securities Purchase Agreement, we have also agreed, at CPP’s sole discretion, to (i) purchase up to $5,000,000 of CPP’s securities (the “Additional Investment”) on the same terms and conditions as the other investors in a Qualified Financing, or (ii) if a Qualified Financing has not occurred before the successful completion of futility analysis of CPP’s ongoing FAP Phase 3 trial studying CPP-1X/sulindac combination, subject to certain conditions to be met by CPP, to invest in the form of an additional convertible note in the principal amount of $5,000,000 under the same terms and conditions as the Note.

We also entered into an exclusive option and collaboration agreement (the “Option and Collaboration Agreement”) under which CPP has granted us the right to obtain (the “Option”) an exclusive license, with the right to sublicense, develop, make, have made, use, import, offer for sale and sell the CPP-1X/sulindac combination product (the “Product”) in North America (the “Territory”) for the treatment, prevention and diagnosis of human diseases and conditions (the “Field”). We have agreed to pay CPP a fee of $7,500,000 for the Option. The first tranche of this option fee has been paid; under certain conditions relating to the clinical development of the Product, we will be required to pay the remainder of the option fee (the “Second Option Fee Tranche”) in order to retain the Option. If we exercise the Option, we have the right to negotiate and execute a definitive license agreement (the “License Agreement”) within a defined period.

The Option expires if (i) it is not exercised within thirty 30 days after the acceptance for filing by the FDA of the first NDA filed by CPP for the Product; (ii) we are required to make the Additional Investment in accordance with the Securities Purchase Agreement, but we fail to do so; (iii) we are required to pay the Second Option Fee Tranche described above, but we fail to do so; or (iv) either party terminates the Option and Collaboration Agreement. Each party has the right to terminate the Option and Collaboration Agreement for material breach of the other party. In addition, CPP may terminate the Option and Collaboration Agreement if we challenge the validity or enforceability of the patents that would be licensed to us under the License Agreement, or if we assist any affiliate or third party of ours in such a challenge, other than as required by law.

The Option and Collaboration Agreement provides that a joint steering committee (the “JSC”) will be established to plan, administer, evaluate and carry out the development of the Product. Until the License Agreement is negotiated and executed, final decision making authority with regard to issues presented to the JSC will rest with CPP. Prior to execution of the License Agreement, CPP will be responsible for any expenses incurred in the development of the Product, and CPP will retain the right to develop the Product for any indication.

If we enter into the License Agreement, we would be responsible for and control the development, manufacture and commercialization of the Product in the Field and Territory at our own expense. Upon the execution of the License Agreement, we would be required to pay a license issue fee in the amount of $5.0 million, if we enter into the License Agreement prior to the completion of CPP’s FAP Phase 3 trial, or $10.0 million, if we enter into the License Agreement after the completion of CPP’s FAP Phase 3 trial. We may also be required to make additional payments of up to an aggregate of $180,000,000 upon the achievement of specified development and sales milestones. In addition, we would be obligated to split equally with CPP any net profits generated by us from the sale of the Product, subject to certain adjustments.

The foregoing summary of the Securities Purchase Agreement, the Note and the Option and Collaboration Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of each such agreement, a copy of which will be filed with our Quarterly Report on Form 10-Q for the quarter ending March 31, 2016.

Item 7.01.      Regulation FD Disclosure.

On January 11, 2016, the Company issued a press release announcing the execution of the Option and Collaboration Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information set forth in this Item 7.01 and contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by the Company on January 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.

	By:	/s/ Matthias Alder
Date: January 14, 2016		Matthias Alder Executive Vice President, Business Development and Licensing, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by the Company on January 11, 2016.